UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

Propanc Health Group Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 19, 2017, Propanc Health Group Corporation (the “Company”) filed with the Division of Corporations, Delaware Department of State two certificates of amendment to its certificate of incorporation.

The first amendment provided for a reverse stock split of the Company’s common stock, par value, $0.001 per share (the “Common Stock”), at a ratio of 1-for-250 (the “Reverse Split”). This amendment further provided for a reduction in the number of authorized shares of Common Stock to 100 million, as well as for a reduction in the number of authorized shares of preferred stock to 1,500,005 (the “Authorized Share Reduction”). The Company’s intention to effect both the Reverse Split and the Authorized Share Reduction were previously disclosed in a definitive information statement on Schedule 14C filed on March 13, 2017 and in a current report on Form 8-K filed on March 31, 2017.

The second amendment provided that the Company’s name would change to Propanc Biopharma, Inc. (the “Name Change”). The intent to effect the Name Change had previously been disclosed by the Company in a current report on Form 8-K on March 31, 2017.

Both amendments had an effective date and time of 12:01 a.m. on April 20, 2017.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1.1 Certificate of Amendment to the Company’s Certificate of Incorporation relating to the Reverse Split and the Authorized Share Reduction

3.1.2 Certificate of Amendment to the Company’s Certificate of Incorporation relating to the Name Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2017

PROPANC BIOPHARMA, INC.

By:	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

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